Exhibit 23.2

Consent of Independent Auditors

The Members

Blue Diamond Parts, LLC:

We consent to the inclusion in the Form 10-K of Navistar International Corporation of our report dated May 21, 2008, with respect to the balance sheets of Blue Diamond Parts, LLC as of December 31, 2007 and 2006, and the related statements of operations, Members’ equity, and cash flows for each of the years then ended, which report appears in the Form 10-K of Navistar International Company dated May 29, 2008.

KPMG LLP

Chicago, Illinois

May 29, 2008

E-40